UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

HOLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36214	04-2902449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA		01752
(Address of principal executive offices)		(Zip Code)

(508) 263-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on March 14, 2018. Of the 276,427,534 shares outstanding and entitled to vote, 256,589,374 shares were represented at the meeting, constituting a quorum of 92.82%.

All nominees were elected to the Board for a one-year term.

In addition to electing directors, the stockholders:

•	provided advisory approval of the Company’s executive compensation (“say-on-pay”);

•	approved the Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan; and

•	ratified the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 29, 2018.

The results of the votes for each of these proposals were as follows:

Proposal	1. Election of Directors

Nominees	For	Withhold	Broker Non-Votes

Stephen P. MacMillan	240,722,627	4,264,885	11,601,862

Sally W. Crawford	241,599,086	3,388,426	11,601,862

Charles J. Dockendorff	243,639,346	1,348,166	11,601,862

Scott T. Garrett	242,382,079	2,605,433	11,601,862

Namal Nawana	244,487,028	500,484	11,601,862

Christiana Stamoulis	244,347,455	640,057	11,601,862

Amy M. Wendell	244,467,479	520,033	11,601,862

Proposal	2. Advisory approval of the Company’s executive compensation

For:	Against:	Abstain:	Broker Non-Votes:
180,879,670	63,869,387	238,455	11,601,862

Proposal 3.	Approval of the Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan

For:	Against:	Abstain:	Broker Non-Votes:
237,475,038	7,301,578	210,896	11,601,862

Proposal 4.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 29, 2018

For:	Against:	Abstain:
253,636,435	2,622,004	330,935

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2018	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel